Exhibit 5.1

Jason L. Kent

T: +1 858 550 6044

jkent@cooley.com

August 6, 2014

Celladon Corporation

11988 El Camino Real, Suite 650

San Diego, CA 92130

Ladies and Gentlemen:

We represent Celladon Corporation, a Delaware corporation (the “Company”), in connection with the filing by the Company of a Registration Statement (No. 333-197720) on Form S-1 (the “Registration Statement”) with the Securities and Exchange Commission, including a related prospectus filed with the Registration Statement (the “Prospectus”), covering an underwritten public offering by the Company of up to 4,600,000 shares (the “Shares”) of the Company’s common stock, par value $0.001, including up to 600,000 Shares that may be sold by the Company pursuant to an option to purchase additional shares granted to the underwriters.

In connection with this opinion, we have examined and relied upon (a) the Registration Statement and related Prospectus, (b) the Company’s Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws, as currently in effect, and (c) the originals or copies certified to our satisfaction of such records, documents, certificates, memoranda and other instruments as in our judgment are necessary or appropriate to enable us to render the opinion expressed below. We have assumed the genuineness and authenticity of all documents submitted to us as originals, and the conformity to originals of all documents submitted to us as copies. As to certain factual matters, we have relied upon a certificate of an officer of the Company and have not sought to independently verify such matters. Our opinion is expressed only with respect to the General Corporation Law of the State of Delaware.

On the basis of the foregoing, and in reliance thereon, we are of the opinion that the Shares, when sold and issued as described in the Registration Statement and the related Prospectus, will be validly issued, fully paid and non-assessable.

We consent to the reference to our firm under the caption “Legal Matters” in the Prospectus included in the Registration Statement and to the filing of this opinion as an exhibit to the Registration Statement.

Celladon Corporation

August 6, 2014

Page Two

Sincerely,

Cooley LLP

By:	/s/ Jason L. Kent
Jason L. Kent

4401 EASTGATE MALL, SAN DIEGO, CA 92121 T: (858) 550-6000 F: (858) 550-6420 WWW.COOLEY.COM